Exhibit 10.2

AMENDMENT
TO
ALTAIR EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO ALTAIR EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into this 17th day of August, 2007, by and between Altairnano, Inc. f/k/a Altair Nanomaterials, Inc., a Nevada corporation (the “Company”), Altair Nanotechnologies Inc., a Canadian corporation (“Parent”) and Edward Dickinson (“Employee”).

R E C I T A L S

WHEREAS, on February 17, 2006, the Company, Parent and Employee entered into that certain Employment Agreement (the “Agreement”) pursuant to which, among other things the Company agreed to pay Employee and Employee agreed to accept a specified severance benefit if Employee’s employment is terminated by the Company prior to February 17, 2008 without cause or by Employee with good reason, and in either case 90 days before or within one year after a change of control; and

WHEREAS, the Company and Employee desire to amend the terms of the severance benefit.

AGREEMENT

NOW, THEREFORE, in consideration of the matters set forth in the Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Amendment of Section 7.4. Section 7.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

7.4    Termination by Company Without Cause Subsequent to Change of Control. If Employee's employment is terminated by the Company without Cause pursuant to Section 6.2 prior to the Expiration of the Term and within ninety (90) days prior to and one year after a Change of Control Event then, in addition to complying with the requirements of Section 7.1, the Company shall, upon receipt of a written release from Employee in form and substance reasonably satisfactory to the Company with respect to all liabilities arising prior to and in connection with such termination (other than under Options and this Section), continue to pay, when due in accordance with Section 4.1, to or for the benefit of Employee or, if applicable, his heirs or estate, as their rights may be, one hundred percent (100%) of any and all payments of: (i) annual base salary through the period ending on the 18-month anniversary of the effective date of the termination of Employee’s services; (ii) 100% of the Company health benefits coverage then in effect (with Company /Employee contributions remaining the same as during the period immediately prior to termination) through the period ending on the 18-month anniversary of the effective date of the termination of Employee’s services; and (iii) a bonus equal to sixty percent (60%) of Employee’s annual base salary for the year in which termination of Employee’s services occurs, payable in one lump sum within 30 days of the end of such year. A Change of Control Event means (a) any capital reorganization, reclassification of the capital stock of Parent, consolidation or merger of Parent with another corporation in which Parent is not the survivor (other than a transaction effective solely for the purpose of changing the jurisdiction of incorporation of Parent), (b) the sale, transfer or other disposition of all or substantially all of the Consolidated Company’s assets to another entity, (c) the acquisition by a single person (or two or more persons acting as a group, as a group is defined for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than 40% of the outstanding common shares of Parent.

Except for the amendment set forth above, the Agreement and all provisions thereof shall remain in full force and effect.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

IN WITNESS WHEREOF, Employee has signed this Amendment to Altair Executive Employment Agreement personally and the Company and Parent have caused this Amendment to be executed by their duly authorized representatives.

COMPANY:

ALTAIRNANO, INC.
a Nevada corporation

By: /s/ Alan Gotcher
Name: /s/ Alan Gotcher
Title: President / CEO

PARENT:

ALTAIR NANOTECHNOLOGIES INC.
a Canadian corporation

By: /s/ Alan Gotcher
Name: /s/ Alan Gotcher
Title: President / CEO

EMPLOYEE:

/s/ Edward Dickinson
Edward Dickinson, an individual

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